                                                                    EXHIBIT 99.1



NEWS RELEASE


Media Contact:                         Investor Contact:
Nancy Farrar                           Neil Shoop
Farrar Public Relations                Treasurer
(214)929-3298                          (214)589-8561

FOR IMMEDIATE RELEASE


TRINITY INDUSTRIES ANNOUNCES OPERATING RESULTS FOR SECOND QUARTER OF 2002 AND RAILCAR BACKLOG IMPROVEMENT

         DALLAS - July 24, 2002 - Trinity Industries, Inc., (NYSE:TRN) today reported financial results for the second quarter of 2002.

         For the quarter ended June 30, 2002, the company reported a net loss of $5.7 million, or 13 cents per diluted share, on revenues of $366.0 million. This compares to a net income of $9.6 million, or 26 cents per diluted share, on revenues of $467.6 million in the second quarter of 2001. The company reported that results for the quarter included a $2.2 million pre-tax charge for collectibility of an LPG equipment lease receivable from a customer entering bankruptcy during the quarter, $900 thousand of expenses related to issues surrounding litigation in its Inland Barge segment, and a $1.3 million charge-off of debt issuance costs related to loan agreements which were replaced during the quarter. For the six months ended June 30, 2002, net loss was $14.3 million, or 32 cents per diluted share, on revenues of $750.3 million compared to net loss of $30.1 million, or 81 cents per diluted share, on revenues of $886.3 million for the same period last year. The prior year quarter included unusual charges of $55.8 million ($35.7 million after tax), or 97 cents per diluted share, primarily related to plant closings and litigation.

          "We are seeing some encouraging signs," said Timothy R. Wallace, Trinity's chairman, president and CEO. "During the 2nd Quarter, our North American railcar shipments were at their lowest point in over twelve years and we believe we hit the bottom of the cycle. Orders for North American railcars dramatically improved during this time period. The railcar industry had the first growth in backlog in fourteen quarters. Our North American backlog for railcars increased during the quarter by 1800 units, which was a 140% improvement compared to where we were at the end of the 1st quarter. While the numbers involved do not yet represent a long-term recovery, it is a move in the right direction and we are encouraged by it. We are staying focused on managing through the business cycle in order to be very strong in a recovering market."

         "Our Construction Products segment continues to perform well and backlogs are holding up in our other businesses. While we expect positive earnings and cash flow from our four business segments other than railcar this year, our outlook for the year is a consolidated loss per share in the range of 25 to 40 cents per share, " Wallace said.

         Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation's leading diversified industrial companies. Trinity reports five principal business segments: the Trinity Rail Group, Trinity Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group and the Industrial Products Group. Trinity's web site may be accessed at http://www.trin.net.

         This news release contains "forward looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, beliefs and future financial performance, or assumptions underlying or concerning matters herein. These statements that are not historical facts are forward looking.

         Readers are directed to Trinity's Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.



                              - TABLES TO FOLLOW -

                            Trinity Industries, Inc.
                     Condensed Consolidated Income Statement
                     (in millions, except per share amounts)


                                                 Three Months Ended        Six Months Ended
                                                      June 30                  June 30
                                                 -------------------     ---------------------
                                                   2001       2002         2001*       2002
                                                 --------   --------     ---------    --------
Revenues                                         $  467.6   $  366.0     $   886.3    $  750.3

Operating profit (loss)                          $   22.6   $    3.2     $   (35.6)   $   (1.0)

Other expense                                         6.9       10.9          10.8        18.1
                                                 --------   --------     ---------    --------

Income (loss) before income taxes                    15.7       (7.7)        (46.4)      (19.1)

Provision (benefit) for income taxes                  6.1       (2.0)        (16.3)       (4.8)

                                                 --------   --------     ---------    --------
Net income (loss)                                $    9.6   $   (5.7)    $   (30.1)   $  (14.3)
                                                 ========   ========     =========    ========

Net income (loss) per common share:
  Basic                                          $   0.26   $  (0.13)    $   (0.81)   $  (0.32)
                                                 ========   ========     =========    ========

  Diluted                                        $   0.26   $  (0.13)    $   (0.81)   $  (0.32)
                                                 ========   ========     =========    ========

Weighted average number of shares outstanding:
  Basic                                              37.0       45.5          37.0        44.5
  Diluted                                            37.1       45.5          37.0        44.5


* The six months ended June 30, 2001 includes pretax charges of $55.8 million ($35.7 million after tax or $0.97 per share) related primarily to restructuring the Company's railcar operations and litigation. For the six months ended June 30, 2001, $53.9 million is included in cost of revenues and $1.9 million in SE&A expenses.

                            Trinity Industries, Inc.
                             Condensed Segment Data
                                  (in millions)


REVENUES:

                                Three Months Ended       Six Months Ended
                               --------------------    --------------------
                                     June 30                 June 30
                               --------------------    --------------------
                                 2001        2002        2001        2002
                               --------    --------    --------    --------
Rail Group                     $  238.3    $  139.4    $  531.7    $  310.5

Construction Products Group       157.8       146.2       275.9       259.3

Inland Barge Group                 49.6        57.9       108.1       119.1

Industrial Products Group          31.7        32.9        70.2        64.2

Railcar Leasing & Management
  Services Group                   26.5        26.9        46.6        53.6

All Other                          27.0         8.2        54.5        17.4

Eliminations                      (63.3)      (45.5)     (200.7)      (73.8)

                               --------    --------    --------    --------
      Total revenues           $  467.6    $  366.0    $  886.3    $  750.3
                               ========    ========    ========    ========


OPERATING PROFIT (LOSS):

                                Three Months Ended       Six Months Ended
                               --------------------    --------------------
                                     June 30                 June 30
                               --------------------    --------------------
                                 2001        2002        2001        2002
                               --------    --------    --------    --------
Railcar Group                  $    4.0    $  (12.8)   $  (34.6)   $  (25.0)

Construction Products Group        16.8        17.2        20.1        24.7

Inland Barge Group                  2.9         1.1         4.7         3.0

Industrial Products Group          (0.4)       (1.6)       (1.5)       (0.7)

Railcar Leasing & Management
  Services Group                   10.1         7.1        17.9        14.2

All Other                          (3.2)       (0.9)      (17.9)       (3.8)

Corporate & Eliminations           (7.6)       (6.9)      (24.3)      (13.4)

                               --------    --------    --------    --------
  Consolidated                 $   22.6    $    3.2    $  (35.6)   $   (1.0)
                               ========    ========    ========    ========

                            Trinity Industries, Inc.
                      Condensed Consolidated Balance Sheet
                                  (in millions)


                                         December 31, 2001    June 30, 2002
                                         -----------------    -------------
Cash and equivalents                     $            22.2    $        10.6
Receivables and inventories                          479.5            458.3
Property, plant and equipment, at cost             1,434.9          1,516.2
Less accumulated depreciation                       (555.8)          (610.6)
Other assets                                         571.2            556.8
                                         -----------------    -------------
                                         $         1,952.0    $     1,931.3
                                         =================    =============

Accounts payable and
  accrued liabilities                    $           424.9    $       377.4
Debt                                                 476.3            454.9
Other liabilities                                     41.4             69.8
Stockholders' equity                               1,009.4          1,029.2
                                         -----------------    -------------
                                         $         1,952.0    $     1,931.3
                                         =================    =============



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